EXHIBIT 5.2

LAW OFFICES
Silver, Freedman & Taff, L.L.P.
A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

1700 WISCONSIN AVENUE, N.W.
WASHINGTON, D.C. 20007
PHONE: (202) 295-4500
FAX: (202) 337-5502 or (202) 337-5503
WWW.SFTLAW.COM

July 1, 2004

First Financial Capital Trust I
34 Broad Street
Charleston, South Carolina 29401

               Re:                First Financial Capital Trust I

Ladies and Gentlemen:

               We have acted as special counsel to First Financial Holdings, Inc., a Delaware corporation (the "Corporation"), and First Financial Capital Trust I, a Delaware statutory trust (the "Trust"), in connection with the preparation and filing by the Corporation and the Trust with the Securities and Exchange Commission (the "Commission") of an exchange offer registration statement on Form S-4 under the Securities Act of 1933, as amended (the "Act"), relating to (i) the issuance of up to 45,000 of 7.0% Capital Securities, Series B (liquidation amount of $1,000 per capital security) of the Trust (the "Exchange Capital Securities"), representing preferred beneficial interests in the assets of the Trust under the Amended and Restated Declaration of Trust, dated as of March 24, 2004 (the "Declaration"), by and among the Corporation, Wilmington Trust Company, as Institutional Trustee (the "Institutional Trustee"), Wilmington Trust Company, as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein, (ii) the issuance of up to $45,000,000 principal amount of the Corporation's 7.0% Junior Subordinated Deferrable Interest Debt Securities due April 6, 2034, Series B (the "Exchange Debentures"), pursuant to the Indenture, dated as of March 24, 2004 (the "Indenture"), between the Corporation and Wilmington Trust Company, as Indenture Trustee, and (iii) the form of the Series B Capital Securities Guarantee Agreement (the "Exchange Guarantee") between the Corporation and Wilmington Trust Company, as Guarantee Trustee (the "Guarantee Trustee"), relating to the Exchange Capital Securities.

               This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used and not defined herein shall have the respective meanings set forth in the Registration Statement.

               In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

(i)	Copy of the Certificate of Incorporation of the Corporation, certified as of a recent date by the Secretary of State of the State of Delaware;

Next Page

First Financial Capital Trust I
July 1, 2004

(ii)	Copy of the Bylaws of the Corporation, certified by the Secretary of the Corporation to be a true, correct and complete copy;
(iii)	Certificate as of a recent date of the Secretary of State of the State of Delaware certifying as to the good standing of the Corporation under the laws of the State of Delaware;
(iv)	Executed copy of the Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on March 17, 2004;
(v)	Certificate as of a recent date of the Secretary of State of the State of Delaware certifying as to the good standing of the Trust under the laws of the State of Delaware;
(vi)	Copies, certified by the Secretary of the Corporation to be true, correct and complete copies, of the resolutions duly adopted by the Board of Directors of the Corporation on March 16, 2004;
(vii)	Copy of the Registration Statement on Form S-4 filed by the Corporation and the Trust with the Commission on or about July 1, 2004 under the Act;
(viii)	Executed copy of the Declaration of Trust, dated March 17, 2004, by and between the Corporation and the Delaware Trustee;
(ix)	Executed copy of the Declaration;
(x)	Form of certificates evidencing the Exchange Capital Securities;
(xi)	Form of the Exchange Guarantee;
(xii)	Executed copy of the Indenture;
(xiii)	Form of certificate evidencing the Exchange Debentures; and
(xiv)	Executed copy of the Registration Rights Agreement, dated as of March 19, 2004 (the "Registration Rights Agreement"), by and among the Corporation, the Trust and the Initial Purchaser.

               We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

Next Page

First Financial Capital Trust I
July 1, 2004

               We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the signed originals of all documents submitted to us as copies.

               In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Corporation and the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect and enforceability thereof on such parties. To the extent this opinion addresses or is based upon questions of fact, we have not made any independent investigation or verification thereof other than as specifically stated herein and have relied exclusively upon the representations and warranties as to matters of fact contained in the documents listed above and the understandings and assumptions recited herein. We have not, except as specifically identified herein, been retained or engaged to perform and, accordingly have not performed, any independent review or investigation of any statutes, ordinances, laws, regulations, agreements, contracts, instruments, corporate records, orders, writs, judgments, rules or decrees to which the Corporation or the Trust may be a party or to which the Corporation or the Trust or any property thereof may be subject or bound. The opinions expressed below are made in the context of the foregoing.

               Our opinions set forth herein as to the validity, binding effect and enforceability of the Exchange Debentures and the Exchange Guarantee are specifically qualified to the extent that the validity, binding effect or enforceability of any obligations of the Trust and the Corporation under any of the documents listed above, or the availability or enforceability of any remedies provided therein or by law may be subject to or limited by (i) applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, moratorium and other statutory or decisional laws relating to or affecting creditors' rights or the reorganization of financial institutions (including, without limitation, preference and fraudulent conveyance or transfer laws), heretofore or hereafter enacted or in effect, affecting the rights of creditors generally; (ii) the exercise of judicial or administrative discretion in accordance with general equitable principles, whether enforcement is sought at law or in equity, including without limitation the exercise of judicial or administrative discretion with respect to provisions relating to waivers, waiver of remedies (or the delay or omission of enforcement thereof), disclaimers, releases of legal or equitable rights or discharges of defenses; (iii) the availability of injunctive relief or other equitable remedies; and (iv) the application by courts of competent jurisdiction of laws containing provisions determined to have a paramount public interest.

               We express no opinion (a) as to the enforceability of any provision or accumulation of provisions that may be deemed to be unconscionable or against public policy; (b) as to provisions which purport to establish evidentiary standards; (c) as to provisions relating to venue, governing

Next Page

First Financial Capital Trust I
July 1, 2004

law, disclaimers or liability limitations with respect to third parties; (d) as to any anti-trust or state securities laws; (e) as to provisions regarding waiver of the right to jury trial or waiver of objections to jurisdiction, (f) as to provisions regarding indemnification or contribution, each of which may be subject to limitations of public policy; or (g) provisions which purport or would operate to render ineffective any waiver or modification not in writing.

               For purposes of this opinion letter, we have assumed (i) that the Declaration constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, and termination of the Trust, and that the Declaration and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation, due formation or due organization, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, formation or organization, (iii) the receipt by each Person to whom an Exchange Capital Security is to be issued by the Trust (the "Exchange Capital Security Holders") of an appropriate certificate for such Exchange Capital Security and the exchange by each Exchange Capital Security Holder of its validly issued Series A Capital Securities accepted for exchange for the Exchange Capital Securities to be issued to it, in accordance with the Declaration and the Registration Statement, and (iv) that the Exchange Capital Securities are issued to the Exchange Capital Security Holders in accordance with the Declaration and the Registration Statement.

              Our opinions set forth below address only laws and regulations of general applicability and are limited to the matters expressly set forth in this opinion letter. No opinion is to be implied or may be inferred beyond the matters expressly so stated.

              Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

  The Exchange Debentures have been duly authorized by all requisite corporate action and, when executed and authenticated as specified in the Indenture and delivered and paid for in the manner described in the Registration Statement, the Exchange Debentures will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

  The Exchange Guarantee has been duly authorized by all requisite corporate action and, when duly executed as specified in the Guarantee Agreement and delivered in the manner described in the Registration Statement, the Guarantee will constitute the valid and binding obligation of the Company, enforceable in accordance with its terms.

Next Page

First Financial Capital Trust I
July 1, 2004

               We are members of the Bar of the State of New York, and we do not express any opinion concerning any law other than the contract law of the State of New York and the federal securities laws of the United States of America, and we do not express any opinion concerning the application of the securities laws of any jurisdiction other than the federal securities laws of the United States. We do not express any opinion on any issue not expressly addressed above.

               This opinion is rendered as of the effective date set forth above, and we neither express any opinion as to circumstances or events which may occur subsequent to such date nor undertake to advise you of any changes in law or facts which may occur after the date hereof. We consent to the filing of this opinion letter with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion letter may not be furnished or quoted to, or relied upon by, any other Person for any purpose except for Breyer & Associates PC for the purpose of rendering their opinion to you. This opinion is not to be used, circulated, quoted or otherwise relied upon by any other Person or entity or, for any other purpose, without our prior written consent.

Very truly yours,
By:	/s/ Silver, Freedman & Taff, L.L.P. SILVER, FREEDMAN & TAFF, L.L.P.

End.